UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 30, 2008

Date of Report (Date of earliest event reported)

3PAR Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33823	77-0510671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices)

(510) 413-5999

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2008, the Board of Directors (the “Board”) of 3PAR Inc. (the “Company’) approved the issuance of stock options under the Company’s 2007 Equity Incentive Plan (the “Plan”) to the following directors of the Company:

Name of Director	Shares Underlying Stock Option
Kevin Fong	51,000
Mark Siegel	35,000
James Wei	35,000

The stock options are being granted to the directors identified above in order to align their compensation as members of the Board with the other non-employee members of the Board. In addition to the stock option to purchase up to 35,000 shares of common stock issued to each of Messrs. Fong, Siegel and Wei for their respective service as a member of the Board, Mr. Fong is also receiving a stock option to purchase up to 16,000 shares of common stock for his service as the chairman of the compensation committee of the Board.

Each of the stock options will be granted on February 5, 2008, the first day that the Company’s trading window opens under the Company’s insider trading policy, and will have an exercise price per share equal to the greater of (i) $14.00, the initial public offering price of the Company’s common stock and (ii) the closing sales price of the Company’s common stock on February 5, 2008 as quoted by NYSE Arca. The stock options will vest and become exercisable in 48 equal monthly installments beginning with the first monthly anniversary of November 15, 2007.

In the event that Messrs. Fong, Siegel or Wei is no longer serving as a member of the Board following the next annual meeting of stockholders at which such director stands for reelection or otherwise resigns as a member of the Board prior to the end of the four-year vesting period for such director’s stock option, all of the unvested shares subject to the stock option will be cancelled and returned to the Plan. Messrs. Fong and Siegel are each Class I directors and will stand for reelection at the 2008 annual meeting of stockholders. Mr. Wei is a Class II director and will stand for reelection at the 2009 annual meeting of stockholders. Provided that Messrs. Fong, Siegel and Wei are reelected at the applicable annual meeting of stockholders at which they stand for reelection, they will be eligible to receive additional automatic annual stock option awards as provided by the terms and conditions of the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2008

3PAR INC.

By:	/s/ Adriel G. Lares
Adriel G. Lares
Vice President of Finance and Chief Financial Officer